UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K/A



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): April 26, 2006


                             DYNADAPT SYSTEM, INC.
                         -------------------------------
                              (Name of Registrant)

                  Colorado                             84-1491159
         ------------------------                    --------------------
         (State of incorporation)                    (I.R.S. Employer
                                                     Identification No.)


             Suite 200 E, 10200 W. 44th Ave, WheatRidge, CO 80033
         -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 940-2090



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

Explanatory Note  Amendment

This Amendment has been filed to make revisions to the to the Unaudited Pro Forma Financial Statements for the Twelve Months Ended April 28, 2006 included in the Current Report on Form 8K 12g3 that was filed with the Securities and Exchange Commission on May 3, 2006 (the "Original Filing Date"). This Amendment continues to Speak as of the Original Filing Date, and the Registrant has not updated the disclosures herein to reflect any events that occurred at a date subsequent to such date.

Section 1 - Registrant's Business and Operations


Item 1.01 Entry into a Material Definitive Agreement

     The Company entered into a Plan and Agreement of Reorganization on April 21, 2006, with shareholders of Sun River Energy, Inc. and Sun River Energy, Inc. Under the terms of the Agreement shareholders of Sun River Energy Inc. agreed to receive a total of 8,633,333 shares of common stock of the Company in exchange for 8,633,333 shares of Sun River, constituting 100% of the issued and outstanding common stock of Sun River. The Agreement required delivery of audited F/S of the Sun River at time of closing. The closing occurred on April 28, 2006, and the company issued 8,633,333 shares of restricted common stock. Certain short term debts of Sun River totalling $1,164,000 were accepted as part of the acquisition and are consolidated into the financial statements.

Item 1.02 Termination of a Material Definitive Agreement

        None

Item 1.03 Bankruptcy or Receivership

        None


Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

The Company has adopted a new business plan in the energy industry with the acquisition of Sun River Energy, Inc. as a wholly owned subsidiary.

General

     Dynadapt Systems, Inc. ("the Company") has changed its business plan to focus on development as an independent energy company engaged in the, exploration of North American unconventional natural gas properties and conventional oil and gas exploration. The Company has acquired Sun River Energy, Inc. as a wholly owned subsidiary which holds 150,000 acres of fee minerals and 7,200 gross acres of leases upon which the company hopes to explore for oil and gas. Our intended operations are principally energy prospects in the Rocky Mountain region including a coal bed methane prospect located in the Raton Basin in Northern New Mexico. and the Company is seeking other opportunities. The Company is also evaluating the additional prospects it has obtained in Johnson and Natrona Counties Wyoming.

     The Company maintains its principal executive offices at #200 E, 10200 W. 44th Ave., Wheat Ridge, CO 80033, telephone (303) 940-2090.

     The authorized capitalization of the Company is 100,000,000 shares of no par value common stock, of which 9,518,000 shares were issued and outstanding at April 28, 2006.

     This report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the
"Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements regarding, among other items,
(1) the Company's business plans, (2) anticipated trends in the Company's business and its future results of operations, (3) market conditions in the oil and gas industry, (4) the ability of the Company to make and integrate acquisitions, (5) the impact of governmental regulation, (6) financial market conditions.

     These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Actual results could differ materially from those implied by these forward-looking statements as a result of, among other things, (1) a decline in oil and natural gas production, (2) a decline in oil and natural gas prices, (3) incorrect estimations of required capital expenditures, (4) increases in the cost of drilling, (5) completion and gas collection, (6) an increase in the cost of production and operations, (7) an inability to meet schedules (8) changes in general economic conditions or failure to ever achieve any economic production. These and other risks are discussed under the heading "--Certain Risks." In light of these and other risks and uncertainties of which the Company may be unaware or which the Company currently deems immaterial, there can be no assurance that actual results will be as projected in the forward-looking statements.

Business Activities and Recent Developments

Raton Basin

     The Company's current operations will initially be focused on exploring a coal bed methane prospect located in the Raton Basin in Northern New Mexico.

     The Company has assignments of oil and gas leases in the Raton Basin. The Company has approximately 8,000 gross acres of coal bed methane prospects in the Basin some of which are fee (90% interest) and some of which are a lease assignment. As of this date, the Company had no proved reserves or producing wells. The Company's drilling program is planned to enable the Company to build an inventory of additional drilling locations. The Company has identified at least 10 additional drilling locations on its Raton Basin prospect The Company will operate all of its prospects in the Raton Basin and holds working interests of 100% on a 80% NRI.

Customers and Markets

Gas Marketing and Transportation

     The Company intends sell any produced gas on an index basis to credit worthy companies including utilities, other end users and maybe energy marketing companies. Natural gas production from the Raton Basin maybe sold into the Mid-Continent through Colorado Interstate Gas Company.

        In the United States, oil and natural gas liquids are sold under contracts extending up to a year based upon monthly refiner price postings, which generally approximate the price of West Texas Intermediate for crude oil and Applicable Conway, Kansas posting for natural gas liquids, adjusted to reflect transportation costs and quality. In Canada, oil and natural gas liquids are sold under short-term contracts at refiner posted prices for Alberta and Saskatchewan, adjusted to reflect transportation costs and quality. The Company's oil and natural gas liquids are sold at spot market prices or under short-term contracts.

        The Company has no transportation commitments.


Major Customers

        The Company has no customers that represent in excess of 10% of the Company's total sales, since there have been no sales. The Company does not believe that a loss of any or all of these customers would have a material adverse effect on its business.

Competition

        The Company competes in virtually all facets of its business with numerous other companies, including many that have significantly greater resources. Such competitors may be able to pay more for desirable leases and to evaluate, bid for and purchase a greater number of properties than the financial or personnel resources of the Company permit. The ability of the Company to increase reserves in the future will be dependent on its ability to select and acquire suitable producing properties and prospects for future exploration and development. The availability of a market for oil and natural gas production depends upon numerous factors beyond the control of producers, including but not limited to the availability of other domestic or imported production, the locations and capacity of pipelines and the effect of federal, state, provincial and local regulation on such production.

Government Regulation of the Oil and Gas Industry

General

        The Company's business is affected by numerous laws and regulations, including, among others, laws and regulations relating to energy, environment, conservation and tax. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and/or criminal penalties, the imposition of injunctive relief or both. Moreover, changes in any of these laws and regulations could have a material adverse effect on the Company's business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to the Company, the Company cannot predict the overall effect of such laws and regulations on its future operations.

        The Company believes that its operations comply in all material respects with applicable laws and regulations and that the existence and enforcement of such laws and regulations have no more restrictive effect on the Company's method of operations than on other similar companies in the energy industry.

        The  following   discussion  contains  summaries  of  certain  laws  and
regulations and is qualified in its entirety by the foregoing.

Federal Regulation of the Sale and Transportation of Oil and Gas

        Various aspects of the Company's oil and natural gas operations are regulated by agencies of the federal government. The Federal Energy Regulatory Commission ("FERC") regulates the transportation and sale for resale of natural gas in interstate commerce pursuant to the Natural Gas Act of 1938 ("NGA") and the Natural Gas Policy Act of 1978 ("NGPA"). In the past, the federal government has regulated the prices at which oil and gas could be sold. While "first sales" by producers of natural gas and all sales of crude oil, condensate and natural gas liquids can currently be made at uncontrolled market prices, Congress could reenact price controls in the future. Deregulation of wellhead sales in the natural gas industry began with the enactment of the NGPA in 1978. In 1989,

Congress enacted the Natural Gas Wellhead Decontrol Act (the "Decontrol Act"). The Decontrol Act removed all NGA and NGPA price and non-price controls affecting wellhead sales of natural gas effective January 1, 1993.

        Commencing in April 1992, the FERC issued Orders Nos. 636, 636-A, 636-B, 636-C and 636-D ("Order No. 636"), which require interstate pipelines to provide transportation services separate, or "unbundled," from the pipelines' sales of gas. Also, Order No. 636 requires pipelines to provide open access transportation on a nondiscriminatory basis that is equal for all natural gas shippers. Although Order No. 636 does not directly regulate the Company's production activities, the FERC has stated that it intends for Order No. 636 to foster increased competition within all phases of the natural gas industry. It is unclear what impact, if any, increased competition within the natural gas industry under Order No. 636 will have on the Company's activities.

        The courts have largely affirmed the significant features of Order No. 636 and numerous related orders pertaining to the individual pipelines, although certain appeals remain pending and the FERC continues to review and modify its open access regulations. In particular, the FERC is conducting a broad review of its transportation regulations, including how they operate in conjunction with state proposals for retail gas marketing restructuring, whether to eliminate cost-of-service rates for short-term transportation, whether to allocate all short-term capacity on the basis of competitive auctions, and whether changes to long-term transportation policies may also be appropriate to avoid a market bias toward short-term contracts. In February 2000, the FERC issued Order No. 637 amending certain regulations governing interstate natural gas pipeline companies in response to the development of more competitive markets for natural gas and natural gas transportation. The goal of Order No. 637 is to "fine tune" the open access regulations implemented by Order No. 636 and to accommodate subsequent changes in the market. Key provisions of Order No. 637 include: (1) permitting value-oriented peak/off peak rates to better allocate revenue responsibility between short-term and long-term markets; (2) permitting term-differentiated rates, in order to better allocate risks between shippers and the pipeline; (3) revising the regulations related to scheduling procedures, capacity, segmentation, imbalance management, and penalties; (4) retaining the right of first refusal ("ROFR") and the five-year matching cap for long-term shippers at maximum rates, but significantly narrowing the ROFR for customers that the FERC does not deem to be captive; and (5) adopting new website reporting requirements that include daily transactional data on all firm and interruptible contracts and daily reporting of scheduled quantities at points or segments. Most major aspects of Order No. 637 were upheld on judicial review, though certain issues, such as capacity segmentation and rights of first refusal, were remanded to the FERC, which issued a remand order in October of 2002. In January of 2004, the FERC denied rehearing of its October 2002 remand order. The Company cannot predict whether judicial review will be sought of the FERC's remand order and, if so, whether and to what extent FERC's market reforms will survive such review and, if they do, whether the FERC's actions will achieve the goal of increasing competition in markets in which the Company's natural gas is sold. However, the Company does not believe that it will be affected by any action taken materially differently than other natural gas producers and marketers with which it competes.

        Commencing in October 1993, the FERC issued a series of rules (Order Nos. 561 and 561-A) establishing an indexing system under which oil pipelines will be able to change their transportation rates, subject to prescribed ceiling levels. The indexing system, which allows pipelines to make rate changes to track changes in the Producer Price Index for Finished Goods, minus one percent, became effective January 1, 1995. The Company does not believe that these rules affect the Company any differently than other oil producers and marketers with which it competes.

        The FERC has also issued numerous orders confirming the sale and abandonment of natural gas gathering facilities previously owned by interstate pipelines and acknowledging that if the FERC does not have jurisdiction over services provided thereon, then such facilities and services may be subject to regulation by state authorities in accordance with state law. A number of states have either enacted new laws or are considering the adequacy of existing laws affecting gathering rates and/or services.

Other state  regulation  of  gathering  facilities  generally  includes  various safety, environmental, and in some circumstances, nondiscriminatory take requirements, but does not generally entail rate regulation. Thus, natural gas gathering may receive greater regulatory scrutiny of state agencies in the future. The Company's gathering operations could be adversely affected should they be subject in the future to increased state regulation of rates or services, although the Company does not believe that it would be affected by such regulation any differently than other natural gas producers or gatherers. In addition, the FERC's approval of transfers of previously regulated gathering systems to independent or pipeline affiliated gathering companies that are not subject to FERC regulation may affect competition for gathering or natural gas marketing services in areas served by those systems and thus may affect both the costs and the nature of gathering services that may be available to interested producers or shippers in the future.

        The Company owns certain natural gas pipeline facilities that it believes meet the traditional tests the FERC has used to establish a pipeline's status as a gatherer not subject to the FERC's jurisdiction. Whether on state or federal land, natural gas gathering may receive greater regulatory scrutiny in the post-Order No. 636 environment.

     The Company may conduct certain operations on federal oil and gas leases, which are administered by the Minerals Management Service ("MMS"). Federal leases contain relatively standard terms and require compliance with detailed MMS regulations and orders, which are subject to change. Among other restrictions, the MMS has regulations restricting the flaring or venting of natural gas, and the MMS has proposed to amend such regulations to prohibit the flaring of liquid hydrocarbons and oil without prior authorization. Under certain circumstances, the MMS may require any company operations on federal leases to be suspended or terminated. Any such suspension or termination could materially and adversely affect the Company's financial condition, cash flows and operations. The MMS issued a final rule that amended its regulations governing the valuation of crude oil produced from federal leases. This rule, which became effective June 1, 2000, provides that the MMS will collect royalties based on the market value of oil produced from federal leases. On August 20, 2003, the MMS issued a proposed rule that would change certain components of its valuation procedures for the calculation of royalties owed for crude oil sales. The proposed changes included changing the valuation basis for transactions not at arm's-length from spot to NYMEX prices adjusted for locality and quality differentials, and clarifying the treatment of transactions under a joint operating agreement. Final comments on the proposed rule were due on November 10, 2003. The Company has no way of knowing whether the MMS will implement the proposed changes in a final rule or what effect such changes, if implemented, will have on the Company's results of operations, However, the Company does not believe that this proposed rule would affect it any differently than other producers and marketers of crude oil. We have no federal leases as of date hereof.

        Additional proposals and proceedings that might affect the oil and gas industry are pending before Congress, the FERC, the MMS, state commissions and the courts. The Company cannot predict when or whether any such proposals and proceedings may become effective. In the past, the natural gas industry has been heavily regulated. There is no assurance that the regulatory approach currently pursued by various agencies will continue indefinitely. Notwithstanding the foregoing, the Company does not anticipate that compliance with existing federal, state and local laws, rules and regulations will have a material or significantly adverse effect upon the capital expenditures, earnings or competitive position of the Company or its subsidiaries. No material portion of our business is subject to re-negotiation of profits or termination of contracts or subcontracts at the election of the federal government.

     The BLM controls isolated parcels of federally owned surface and/or minerals in the areas of interests. Drilling and development of federal minerals and construction activities on federal surface are subject to the National Environmental Policy Act ("NEPA"). BLM has not completed an environmental assessment under NEPA. To date, no wells have been drilled on BLM minerals in the Raton Basin. In the Raton Basin, the BLM must complete an environmental assessment, and any future wells would need to be approved based on the results of the environmental assessment. Development of adjacent fee lands and minerals within the Raton Basin may proceed unhindered and access to fee lands is not expected to hinder by the presence of isolated parcels of federal surface. Future activities within the Piceance and Uintah Basins will be subject to NEPA. The scope and effect are not known at the present time. We do not have any BLM leases as of this date.

State Regulations

        The Company's operations are also subject to regulation at the state level and, in some cases, county, municipal and local governmental levels. Such regulation includes (1) requiring permits for the drilling of wells, (2) maintaining bonding requirements in order to drill or operate wells and (3) regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, the plugging and abandoning of wells and the disposal of fluids used and produced in connection with operations. The Company's operations are also subject to various conservation laws and regulations. These include (1) proration units, (2) the density of wells that may be drilled, and (3) the unitization or pooling of oil and gas properties. In addition, state conservation laws establish maximum rates of production from oil and gas wells, which generally limit the venting or flaring of gas and impose certain requirements regarding the ratability of production. State regulation of gathering facilities generally includes various safety, environmental and, in some circumstances, nondiscriminatory take requirements, but (except as noted above) does not generally entail rate regulation. These regulatory burdens may affect profitability, and the Company is unable to predict the future cost or impact of complying with such regulations.

Environmental Matters

     The Company is subject to extensive federal, state, and local environmental laws and regulations that, among other things, regulate the discharge or disposal of substances into the environment and otherwise are intended to protect the environment. Numerous governmental agencies issue rules and regulations to implement and enforce such laws, which are often difficult and costly to comply with and which carry substantial administrative, civil and/or criminal penalties and, in some cases, injunctive relief for failure to comply. Some laws and regulations relating to the protection of the environment may, in certain circumstances, impose "strict liability" for environmental contamination. Such laws and regulations render a person or company liable for environmental and natural resource damages, cleanup costs and, in the case of oil spills in certain states, consequential damages without regard to negligence or fault. Other laws and regulations may require the rate of oil and natural gas production to be below the economically optimal rate or may even restrict or prohibit exploration or production activities in environmentally sensitive areas. In addition, state laws often require some form of remedial action such as closure of inactive pits and plugging of abandoned wells to prevent pollution from former or suspended operations. Moreover, from time to time, legislation or other initiatives are proposed to Congress or to state and local governments that would place more onerous conditions on the treatment, storage, disposal or clean-up of certain oil and gas exploration and production wastes. If such legislation or other initiatives were to be enacted or adopted, it could have an adverse impact on the operating costs of the Company, as well as the oil and gas industry in general. The regulatory burden on the oil and natural gas industry increases the Company's cost and risk of doing business and consequently affects its profitability.

        Compliance with these environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect upon the Company's capital expenditures, earnings or competitive position. The Company believes that it is in substantial compliance with current applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse impact on it. Nevertheless, changes in environmental laws and regulations have the potential to adversely affect the Company's operations. For example, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), also known as the "Superfund" law, and analogous state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release of a "hazardous substance" into the environment. These persons include the current or prior owner or operator of the disposal site or sites where the release occurred and companies that transported, disposed or arranged for the transport or disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to strict and joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for the federal or state government to pursue such claims. It is also not uncommon for neighboring landowners  and other  third  parties  to file  claims  for  personal  injury or property or natural resource damages allegedly caused by the hazardous substances released into the environment. Under CERCLA, certain oil and gas materials and products are, by definition, excluded from the term "hazardous substances."

     The Company may own or lease, numerous properties that have long been used for oil and gas exploration and production. Although the predecessor owners utilized operating and disposal practices that were standard for the industry at the time, hazardous substances in the past may have been disposed of or released on or under the properties owned or leased by the Company or on or under other locations where such substances have been taken or placed for disposal. In addition, many of these properties have from time to time been operated by third parties whose management of substances was not under the Company's control. These properties and the substances disposed thereon may be subject to CERCLA, the Resource Conservation and Recovery Act, as amended, and analogous state laws and regulations. Under such laws and regulations, the Company could be required to remove or remediate previously disposed wastes (including wastes disposed of or released by prior owners or operators) or property contamination (including groundwater contamination by prior owners or operators), or to perform remedial plugging or pit closure operations to prevent future contamination. The Company has no knowledge of any environmental hazards as of date hereof.

     In connection with the Company's coal bed methane gas exploration the Company from time to time may conduct production enhancement techniques, including various activities designed to induce hydraulic fracturing of the coal bed. While the Company may perform its production enhancement techniques in substantial compliance with the requirements set forth by the State laws, neither State nor the federal Environmental Protection Agency ("EPA") regulates this coal bed formation hydraulic fracturing as a form of underground injection. It is possible that hydraulic fracturing of coal beds for methane gas production will become regulated within the United States as a form of underground injection, resulting in the imposition of stricter performance standards (which, if not met, could result in diminished opportunities for methane gas production enhancement) and increased administrative and operating costs for the Company.

     Management cannot predict whether potential future regulation of hydraulic fracturing as a form of underground injection would have an adverse material effect on the Company's operations or financial position. However, such regulation is not expected to be any more burdensome to the Company than it would be to other similarly situated companies involved in coal bed methane gas production or tight gas sands production within the United States.

     In the Company's coal bed methane gas exploration the Company typically may bring naturally occurring groundwater to the surface as a by-product of the production of methane gas. This "produced water" is either re-injected into the subsurface or stored or disposed of in evaporation ponds or permitted natural collection features located on the surface at or near the well-site in compliance with federal and state statutes and regulations. In some cases, the produced water is used for stock watering, agricultural or dust suppression purposes, also in substantial compliance with federal, state and local laws and regulations. Under the Federal Water Pollution Control Act (also referred to as the "Clean Water Act") and various other state requirements and regulations, the EPA and the State of Colorado's Department of Public Health and the Environment assert administrative and regulatory enforcement authority over the discharge of produced water. Where the Company can meet federal and state regulatory requirements and applicable water quality standards, disposal of produced water by discharge to surface water is an option.

     The Clean Water Act imposes restrictions and strict controls regarding the discharge of produced waters and other oil and gas wastes into navigable waters. Permits must be obtained to discharge pollutants into state and federal waters. The Clean Water Act and analogous state laws provide for civil, criminal and administrative penalties for any unauthorized discharges of oil and other hazardous substances in reportable quantities and may impose substantial potential liability for the costs of removal, remediation and damages. State water discharge regulations and the federal National Pollutant Discharge Elimination System permits applicable to the oil and gas industry generally prohibit the discharge of produced water, sand and some other substances into coastal waters. The cost to comply with zero discharges mandated under federal and state law is not expected to have a material adverse impact on the Company's financial condition and results of operations. Some oil and gas exploration and production facilities are required to obtain permits for their storm water discharges. Costs may be incurred in connection with treatment of wastewater or developing storm water pollution prevention plans.

     The Company's operations may involve the use of gas-fired compressors to transport collected gas; these compressors are subject to federal and state regulations for the control of air emissions. The Company will obtain construction permits for compression it enjoys production from any coal bed methane. However, in the future, additional facilities could become subject to additional monitoring and pollution control requirements as compressor facilities are expanded.

        The Oil Pollution Act of 1990 ("OPA") imposes regulations on "responsible parties" related to the prevention of oil spills and liability for damages resulting from spills in waters of the United States. A "responsible party" includes the owner or operator of an onshore facility, vessel or pipeline, or the lessee or permittee of the area in which an offshore facility is located. OPA assigns strict, joint and several liability to each responsible party for oil removal costs and a variety of public and private damages, including natural resource damages. While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct or resulted from violation of a federal safety, construction or operating regulation, or if the party fails to report a spill or to cooperate fully in the cleanup. Even if applicable, the liability limits for onshore facilities require the responsible party to pay all removal costs, plus up to $350 million in other damages. Few defenses exist to the liability imposed by OPA. Failure to comply with ongoing requirements or inadequate cooperation during a spill event may subject a responsible party to administrative, civil or criminal enforcement.

     At this time, the Company is not required and otherwise has no plans to make any material capital expenditures to install pollution control devices at any facilities.

Title to Properties

        As is customary in the oil and gas industry, only a preliminary title examination is conducted at the time the Company acquires leases of properties believed to be suitable for drilling operations. Prior to the commencement of drilling operations, a thorough title examination of the drill site tract is conducted by independent attorneys. Once production from a given well is established, the Company prepares a division order title report indicating the proper parties and percentages for payment of production proceeds, including royalties. The Company believes that the titles to its leasehold properties are good and defensible in accordance with standards generally acceptable in the oil and gas industry.

Employees

        At April 28, 2006, the Company no employees.

Certain Risks

         Oil and gas prices are volatile, and an extended decline in prices would hurt the Company's profitability and financial condition.

        The Company's management expects the markets for oil and gas to continue to be volatile. Any substantial or extended decline in the price of oil or gas would negatively affect the Company's financial condition and results of operations. Company revenues, operating results, profitability, future rate of growth and the carrying value of oil and gas properties depend heavily on prevailing market prices for oil and gas. A material decline could reduce the Company's cash flow and borrowing capacity, as well as the value and the amount of its oil and gas reserves. Various factors beyond the Company's control can affect prices of oil and gas. These factors include:

         o
         worldwide and domestic supplies of oil and gas;

         o the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

         o
         political instability or armed conflict in oil or gas producing regions;

         o
         the price and level of foreign imports;

         o
         worldwide economic conditions;

         o
         marketability of production;

         o
         the level of consumer demand;

         o
         the price, availability and acceptance of alternative fuels;

         o
         the availability of pipeline capacity;

         o
         weather conditions; and

         o
         actions of federal, state, and local authorities.

        These external factors and the volatile nature of the energy markets make it difficult to estimate future commodity prices.

        In addition, the Company may be required to write down or impair the carrying value of the Company's oil and gas properties when oil and gas prices are depressed or unusually volatile. If a write-down is required, it would result in a charge to earnings and book value. Once incurred, a write-down of oil and gas properties is not reversible at a later date. The Company reviews, on a quarterly basis, the carrying value of its oil and gas properties under the full cost accounting rules of the SEC. Under these rules, capitalized costs of proved oil and gas properties, as adjusted for estimated asset retirement obligations, may not exceed the present value of estimated future net revenues from proved reserves, discounted at 10%. Application of the ceiling test generally requires pricing future revenue at the unescalated prices in effect as of the end of each fiscal quarter, after giving effect to the Company's cash flow hedge positions, and requires a write-down for accounting purposes if the ceiling is exceeded, even if prices were depressed for only a short period of time.

     The Company's intended operations will require large amounts of capital that may not be recovered.

     If the Company's future revenues were to decrease due to lower oil and natural gas prices, decreased production or other reasons, and if it could not obtain capital through its credit facilities or otherwise, the Company's ability to execute its development plans, replace its reserves or maintain its production levels could be greatly limited. The company's current development plans will require it to make large capital expenditures for the exploration and development of its oil and natural gas properties.

     Historically, the Company has funded its capital expenditures through a combination of funds generated the issuance of equity, and short-term financing arrangements. Additional financing may not be available to the Company on acceptable terms. Future cash flows and the availability of financing will be subject to a number of variables, such as:

         o
         the success of the Company's prospects in the Raton, and Powder River Basins;

         o
         the Company's success in locating and producing  reserves;

         o
         the prices of oil and natural gas.

        Issuing   equity   securities   to  satisfy  the   Company's   financing
requirements could cause substantial dilution to existing stockholders. In addition, debt financing could lead to a diversion of cash flow to satisfy debt servicing obligations and restrictions on the Company's operations.

         The Company's exploratory and development drilling activities may not be successful.

     The Company's future drilling activities may not be successful, and the Company's management cannot be sure that the Company's overall drilling success rate or the Company's drilling success rate for activity within a particular area will not decline. In addition, the wells that the Company drills may not recover all or any portion of the Company's capital investment in the wells, infrastructure or the underlying leaseholds. The Company is currently in the early stages of various exploration projects in the Rocky Mountain area of the United States and the Company can offer no assurance that the development of these projects will occur as scheduled or that actual results will be in line with the Company's initial estimates. Unsuccessful drilling activities could negatively affect the Company's results of operations and financial condition. The cost of drilling, completing and operating wells is often uncertain, and a number of factors can delay or prevent drilling operations, including: o unexpected drilling conditions;

         o
         pressure or irregularities in formations;

         o
         equipment failures or accidents;

         o
         ability to hire and train personnel for drilling and completion services;

         o
         adverse weather conditions;

         o
         compliance with governmental requirements; and

         o
         shortages or delays in the availability of drilling rigs and the delivery of equipment.

        In addition, the Company may not be able to obtain any options or lease rights in potential drilling locations that it identifies. There is no guarantee that the potential drilling locations that the Company has identified will ever produce oil or natural gas.

         The Company's acquisition activities may not be successful.

        As part of the Company's growth strategy, the Company may make additional acquisitions of businesses and properties. However, suitable acquisition candidates may not be available on terms and conditions it finds acceptable, and acquisitions pose substantial risks to the Company's business, financial condition and results of operations. In pursuing acquisitions, the Company competes with other companies, many of which have greater financial and other resources to acquire attractive companies and properties. Even if future acquisitions are completed, the following are some of the risks associated with acquisitions:
         o
         the acquired businesses or properties may not produce revenues, earnings or cash flow at anticipated levels;

         o
         the Company may assume liabilities that were not disclosed or that exceed the Company's estimates;

         o
         the Company may be unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner, which could result in substantial costs and delays or other operational, technical or financial problems;

         o
         acquisitions could disrupt the Company's ongoing business, distract management, divert resources and make it difficult to maintain the Company's current business standards, controls and procedures;

         o
         the Company may finance future acquisitions by issuing common stock for some or all of the purchase price, which could dilute the ownership interests of the Company's stockholders; and

         o
         the Company may incur additional debt related to future acquisitions.

         The Company may be affected by the gas prices in the Rocky Mountain region.

         The Company faces strong competition in the oil and gas industry, and many of its competitors have greater resources than the Company.

        The Company operates in a highly competitive industry. The Company competes with major oil companies, independent producers and institutional and individual investors, which are actively seeking oil and gas properties throughout the world, along with the equipment, labor and materials required to operate properties. Many of the Company's competitors have financial and technological resources vastly exceeding those available to Company Many oil and gas properties are sold in a competitive bidding process in which the Company may lack the technological information or expertise available to other bidders. The Company can offer no assurance that it will be successful in acquiring and developing profitable properties in the face of this competition.

         The Company's operations are subject to the business and financial risk of oil and gas exploration.

        The business of exploring for and, to a lesser extent, developing oil and gas properties is an activity that involves a high degree of business and financial risk. Property acquisition decisions generally are based on various assumptions and subjective judgments that are speculative. It is impossible to predict accurately the ultimate production potential, if any, of a particular property or well. Moreover, the successful completion of an oil or gas well does not ensure a profit on investment. A variety of factors, both geological and market-related, can cause a well to become uneconomic or marginally economic.

         The Company's business is subject to operating hazards that could result in substantial losses.

     The oil and natural gas business involves operating hazards such as well blowouts, craterings, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks, any of which could cause the Company a substantial loss. In addition, the Company may be held liable for environmental damage caused by previous owners of property it owns or leases. As a result, the Company may face substantial liabilities to third parties or governmental entities, which could reduce or eliminate funds available for exploration, development or acquisitions or cause the Company to incur losses. An event that is not fully covered by insurance--for example, losses resulting from pollution and environmental risks, which are not fully insurable--could have a material adverse effect on the Company's financial condition and results of operations.

The Company may face unanticipated water disposal costs.

        Where  groundwater  produced from   coal bed methane projects
fails to meet the quality requirements of applicable regulatory agencies or methane wells produce water in excess of the applicable volumetric permit limit, the Company may have to drill additional disposal wells to re-inject the produced water back into deep underground rock formations. The costs to dispose of this produced water may increase if any of the following occur:
         o
         The Company cannot obtain future permits from applicable regulatory agencies;

         o
         water of lesser quality is produced;

         o
         Methane wells produce excess water; or

         o
         new laws or regulations require water to be disposed of in a different manner.

         The Company has limited protection for its technology and depends on technology owned by others.

     The Company intends to use operating practices that management believes are of value in developing coal bed methane resources. In most cases, patent or other intellectual property protection is unavailable for this technology. The Company's use of independent contractors in most aspects of its drilling and some completion operations makes the protection of such technology more difficult. Moreover, the Company relies on the technological expertise of the independent contractors that it retains for its oil and gas operations. The Company has no long-term agreements with these contractors, and management cannot be sure that the Company will continue to have access to this expertise.

     The Company must comply with complex federal, state, and local laws and regulations.

     Federal, state, and local authorities extensively regulate the oil and gas industry. Noncompliance with these statutes and regulations may lead to substantial penalties, and the overall regulatory burden on the industry increases the cost of doing business and, in turn, decreases profitability.
Regulations affect various aspects of oil and gas drilling and production activities, including the pricing and marketing of oil and gas production, the drilling of wells (through permit and bonding requirements), the positioning of wells, the unitization or pooling of oil and gas properties, environmental matters, safety standards, the sharing of markets, production limitations, plugging and abandonment and restoration. These laws and regulations are under constant review for amendment or expansion.

         The Company may incur substantial costs to comply with stringent environmental regulations.

     The Company's operations are subject to stringent and constantly changing environmental laws and regulations adopted by federal, state, and local governmental authorities. The Company could be forced to expend significant resources to comply with new laws or regulations, or changes to current requirements. Governmental environmental agencies have relatively little experience with the regulation of coal bed methane operations, which are technologically different from conventional oil and gas operations. This inexperience has created uncertainty regarding how these agencies will interpret air, water and waste laws and regulations and other requirements to coal bed methane drilling, fracture stimulation methods, production and water disposal operations. The Company will continue to be subject to uncertainty associated with new regulatory interpretations and inconsistent interpretations between governmental environmental agencies. The Company could face significant liabilities to the government and third parties for discharges of oil, natural gas or other pollutants into the air, soil or water, and the Company could have to spend substantial amounts on investigations, litigation and remediation. Moreover, failure by the Company to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of investigatory and remedial obligations and the issuance of injunctions that restrict or prohibit the performance of operations. See "--Government Regulation of the Oil and Gas Industry--Environmental Matters."

     The Company's business will depend on transportation facilities owned by others.

     The marketability of the Company's gas production depends in part on the availability, proximity and capacity of pipeline systems owned by third parties, and changes in the Company's contracts with these third parties could materially affect the Company's operations. The Company, through its subsidiaries, has entered into a series of firm transportation service agreements with pipeline companies providing for the transportation of the Company's natural gas production from the Raton Basin to the Mid-Continent markets. See "--Customers and Markets--Gas Marketing and Transportation."

     In addition, federal, state, and local regulation of gas and oil production and transportation, tax and energy policies, changes in supply and demand, pipeline pressures, and general economic conditions could adversely affect the Company's ability to transport its natural gas.

         Market conditions could cause the Company to incur losses on its transportation contracts.

        The Company has gas transportation contracts that require it to transport minimum volumes of natural gas. If the Company ships smaller volumes, it may be liable for the shortfall. Unforeseen events, including production problems or substantial decreases in the price for natural gas, could cause the Company to ship less than the required volumes, resulting in losses on these contracts.

         The Company depends on key personnel and does not have employment agreements with its executive officers.

     The Company's success depends on the continued services of its executive officers and a limited number of other senior management and technical personnel, and the Company does not have employment agreements with these employees. Loss of the services of any of these people could result in financial losses and interruptions in operations.

         The Company does not pay dividends.

        The Company has never declared nor paid any cash dividends on its common stock and management has no intention to do so in the near future.

         The Company's stock price is likely to be extremely volatile in the future

     The market price for the Company stock has no history and there is no volume, accordingly, investors should expect the stock price to be erratic and volatile and the stock should be considered illiquid.

Raton Basin Area of Interest

     The Raton Basin covers an area that is approximately 80 miles long, north to south, and about 50 miles wide, east to west, encompassing southeastern Colorado and northeastern New Mexico. The Raton Basin contains two coal-bearing formations, the Vermejo formation coals located at depths of between 450 and 4,000 feet and the shallower Raton formation coals, located at the surface to approximately 3,000 feet in depth. Production from the Vermejo coals represents approximately 79% of the total production from the Raton Basin and approximately 78% of the total proved reserves in the Raton Basin. To date, the majority of methane production has been from the Vermejo formation coals in Colorado; however, the Company believes it can successfully develop Raton formation coal seams and interbedded sandstones as well.

Development History

        Exploration for coal bed methane in the Raton Basin began in the late 1970s and continued through the late 1980s, with several companies drilling and testing more than 100 wells during this period. The absence of a pipeline to transport gas from the Raton Basin prevented full-scale development until January 1995, when Colorado Interstate Gas Company completed the construction of the Picketwire Lateral.

     The Company has working interests of between 80% and 100% in the known coal bed of the Raton Basin Areas comprising approximately 6,000 gross acres.

Raton Basin Geology

     The Company seeks to explore for and produce coal bed methane from the high quality bituminous coal resource of the Raton Basin. The basin is a large asymmetric sedimentary trough that developed along the western margin of an ancient Rocky Mountain seaway during the Cretaceous and Tertiary period between 65 to 45 million years ago. Today, the geologic history of what was once a lush tropical coastline and alluvial plain cut by meandering rivers, which subsequently underwent deep burial, tectonism, igneous intrusion, and uplift, is recorded in the rocks of the region; the continued exploration of the basin by geologists is increasing the understanding of the coal bed methane resource base and identifying new hydrocarbon systems and additional unconventional reservoir types.

     The Company's prospect acreage sits in the southernly half of the basin and contains some of the thickest documented net coal packages in the region. The coal-bearing strata are located primarily in two major groups, the Vermejo and Raton formations, and represent coal development in two slightly contrasting environments. The Vermejo coals represent peat accumulation on an expansive flat-lying flood-plain which was partially protected from erosion by sandy coastal barriers of the underlying Trinidad Sandstone, while the Raton coals represent peat development on a broad, open, humid alluvial fan. Collectively, both formations reflect the development of substantial peat swamps and thick boggy mires, which covered most of the region during Cretaceous and Tertiary times. Subsequent burial under high pressures and temperatures has caused the original peat accumulation to convert into coal, which has high rank and consequentially high gas storage capacity. During burial, small fractured surfaces (cleats) developed throughout the coal, which, coupled with the tectonic forces acting on the region during the building of the Rocky Mountains, has provided significant permeability within the coals, allowing for the extraction of coal bed methane gas and associated water.

     The Company hopes to produce methane from wells that are generally completed in the laterally continuous Vermejo coal. Individual Vermejo coal seams can be readily traced over several miles, commonly from well to well. Total net Vermejo coal thickness can locally approach up to 100 feet in many individual seams, which may vary in thickness from one to 10 feet.

     The shallower Raton formation coals are generally less continuous from well to well, but increasingly represent a very significant resource throughout the basin. Total net Raton coal thickness locally approaches 90 feet in many individual seams, which may vary in thickness from one to 10 feet. Occasionally interbedded with the Raton coals are large sandstone channel complexes, which are increasingly identified as additional potential tight-gas and unconventional sand reservoirs.

Coal Bed Methane Versus Traditional Natural Gas

        Methane is the primary commercial component of the natural gas stream produced from traditional gas wells. Methane also exists in its natural state in coal seams. Natural gas produced from traditional wells also contains, in varying amounts, other hydrocarbons. However, the natural gas produced from coal beds generally contains only methane and, after simple dehydration, becomes pipeline-quality gas.

        Coal bed methane production is similar to traditional natural gas production in terms of the physical producing facilities and the product produced. However, the subsurface mechanisms that allow the gas to move to the wellbore and the producing characteristics of coal bed methane wells differ greatly from traditional natural gas production. Unlike conventional gas wells, which require a porous and permeable reservoir, hydrocarbon migration and a natural structural and/or stratigraphic trap, coal bed methane gas is trapped in the molecular structure of the coal itself until released by pressure changes resulting from the removal of in situ water or natural gas in the micropore system.

        Methane is created as part of the coalification process, though coals vary in their methane content per ton. In addition to residing in open spaces in the coal structure, methane is absorbed onto the inner coal surfaces. When the coal is hydraulically fracture stimulated and exposed to lower pressures through the de-watering process, the gas is released from (desorbs from) the coal. Whether a coal bed will produce commercial quantities of methane gas depends on the coal quality, its original content of gas per ton of coal, the thickness of the coal beds, the reservoir pressure, the rate at which gas is released from the coal (diffusivity) and the existence of natural fractures and cleating
(permeability) through which the released gas can flow to the wellbore. Frequently, coal beds are partly or completely saturated with water. As the water is produced, internal pressures on the coal are decreased, allowing the gas to desorb from the coal and flow to the wellbore. Unlike traditional gas wells, new coal bed methane wells often produce water for several months and then, as the water production decreases, natural gas production increases as the coal seams de-water.

        In order to establish commercial gas production rates, a permanent conduit between the individual coal seams and the wellbore must be created. This is accomplished by hydraulically creating, and propping open with special quality sand, artificial fractures within the coal seams (known as "fracing" in the industry) so the pathway for water and gas migration to the wellbore is enhanced. These fractures are filled (propped) with uniform sized sand and become the enhanced conduits for water and methane to reach the well. The rate at which the gas is released from the coal and the ability of gas to move through the coal to the wellbore are the key determinants of the rate at which a well will produce.

Deep Fractured Shales, Raton Conglomerate and Sandstone Reservoirs

     There are possible additional unconventional reservoir systems throughout the Raton Basin. The Company intends to study gas-charged sandstones and conglomerates interbedded within the currently producing Vermejo and Raton formation coals and deeper gas-bearing shales, which underlie the entire region.

        The conglomerate and sandstones sought, reflect stacked large scale meandering river channel complexes and regional sandy braided alluvial fans that at one time crosscut the Cretaceous-Tertiary peat swamps. During burial, excess gas generated during the coalification process locally became trapped within the pore spaces of these sandstones and now form "Tight-Gas Sand" reservoirs. The increasing recognition of the orientation in the subsurface of such ancient drainage system is allowing the strategic sighting of wells in specific sand prone areas, which may ultimately increase the region's total resource base.

     The Raton Basin shales, termed the Niobrara and Pierre Shale formations, are approximately 1,000 to 3,000-feet thick and underlie the currently producing intervals. The shales collectively reflect deposits of blanket-like organic rich mudstones, which accumulated in quiet water condition on the sea floor. Deeper exploratory test wells (2,000 to 6,000 feet) may identify areas of enhanced fracture permeability and could open a significant "Shale Gas" resource.

Coal Bed Methane Technology

        Thin multi-layer coal bed methane and unconventional tight-gas reservoirs create a multitude of challenges for drilling, reservoir and production engineers, including the challenge of minimizing formation damage and then isolating and completing individual zones in order to maximize recovery of the resource in place.

        Damage to the Raton Basin coals from conventional drilling mud systems invading the cleat fracture surfaces and reducing their permeability has been mitigated by utilizing specialized air-drilling techniques using percussion air-hammers.

     All coals in the Raton Basin require hydraulic fracture stimulation to attain economic production rates. New techniques uses high quality nitrogen foamed fluids as the fracturing media and combined with coiled tubing fracturing units to selectively place proppant in individual seams. The Company believes that this fracturing technique will assist developing some of the region's resources.

Water Production and Disposal

     Based on industry practice, management believes that the groundwater produced from the Raton Basin coal seams will not exceed permit levels and will be suitable for discharge into arroyos, surface water, well-site pits or evaporation ponds pursuant to permits obtained from the State laws. Recent gas analyses confirm that the gas stream is 99% pure methane and lacks other hydrocarbon sources of contamination. In some cases the water is of such quality that it can be discharged to arroyos and surface water under general water discharge permits. These permits may give the Company the flexibility to add water discharge points on an as-needed basis. The Company contract with an independent water sampling company that collects the water samples and monitors all the Company's water management program. These monitoring costs are directly related to the number of well-site pits, evaporation ponds and discharge points. Because water originates in a natural groundwater system, there is some uncertainty whether water currently being discharged to streams and arroyos will continue to meet permit standards for total iron and suspended solids. Water not meeting these discharge standards can be disposed of in well-site pits and evaporation ponds. When water of lesser quality is discovered or Company wells produce water in excess of the applicable permit limits, the Company may have to drill additional disposal wells to re-inject the produced water into deeper sandstone horizons. Such drilling and disposal would require the Company to obtain permits, similar to those obtained in the past.

Raton Basin Production Characteristics

     Because of the importance of removing water from the coal seams to enhance gas production, the Company expects that production from meagre wells may increase because of the beneficial ambient effect of pressure reduction in adjacent, more productive wells. Each well creates its own "cone of depression" around the wellbore. The Company believes that Raton Basin wells on adjacent 160-acre sites will create overlapping cones of depression, enhancing gas production in each well within this pattern. In some cases this pattern of interference can be enhanced by drilling a fifth and sixth well in the 640-acre section.

        Raton Basin gas contains insignificant amounts of contaminants, such as hydrogen sulfide, carbon dioxide or nitrogen, that are sometimes present in conventional natural gas production. Therefore, the properties of Raton Basin gas, such as heat content per unit volume (British Thermal units, or "Btu"), are close to the average properties of pipeline gas from conventional gas wells.

     The Company has no proven oil or gas or coalbed methane reserves, nor any production. The Company intends to explore its Wyoming Acreage for conventional Oil & Gas.




                                                2006                2005                2004
                                                ----                ----                ----

                                       Natural       Oil      Natural   Oil        Natural   Oil
                                         Gas        (Mbbl)      Gas    (Mbbl)        Gas    (Mbbl)
                                       (MMcf)                 (MMcf)               (MMcf)

Raton Basin                            0             0          0         0          0        0
Wyoming                                0             0          0         0          0        0
Wyoming                                0             0          0         0          0        0
New Mexico                             0             0          0         0          0        0

Total                                  0             0          0         0          0        0





Productive Wells

        The following table sets forth the number of gross and net producing wells the Company had as of April 28, 2006: None

Acreage

     At April 28, 2006, the Company held undeveloped acreage as set forth below:

                    Developed Acres                     Undeveloped Acres                      Total Acres

Location

                Gross              Net               Gross              Net              Gross              Net

Raton           0                   0                  152,235           136,788            152,2350           136,788
Basin
Wyoming         0                   0                    2,560             2,137              2,560             2,137
Wyoming         0                   0                      640               512                640               512

Total           0                   0                  157,200           141,249            157,200           141,249



Drilling Activities

        The Company's drilling activities for the periods indicated are set forth below:
                                         Year Ended April 30,  2006

                               2006                                2005

                     Gross              Net               Gross              Net

Domestic
 Exploratory
 Wells
  Productive
  Water              0                 0                   0                   0
  Disposal
  Dry                0                 0                   0                   0

 Total               0                 0                   0                   0

 Development
 Wells
  Productive         0                 0                   0                   0
  Water              0                 0                   0                   0
  Dry                0                 0                   0                   0

 Total               0                 0                   0                   0


Office and Operations Facilities

     The Company leases its corporate offices in Wheat Ridge, Colorado. The lease covers approximately 400 square feet and is month to month.

DESCRIPTION OF PROPERTIES/ASSETS/OIL AND GAS PROSPECTS
         (a) Real Estate.                   None.
         (b) Title to properties.           None.
         (c) Oil and Gas Leases
                  and Interests             See discussion of Interests
                                            contained at pages 20-23 hereof.
         (d) Patents.                       None.
PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF APRIL 24, 2006.

There are currently 9,518,333 common Shares outstanding after the acquisitions of and Sun River Energy, Inc.

The following sets forth information with respect to the Company's Common Stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group as of May 2, 2006,

Title of Class    Name and Address        Amount and Nature          Percent of
                  Of Beneficial Owner*    of Beneficial Ownership    Class


Common Stock      Wesley F. Whiting         25,000                  less than 1%

Common Stock      Redginald T. Green        25,000                  less than 1%

All Directors and Executive
 Officers as a Group (2 persons)            50,000                  less than 1%
-----------------------------
* The beneficial owner's address is the same as the Company's principal office.

The following sets forth information with respect to the Company's Common Stock beneficially owned by holders of 5% or more of the currently issued and outstanding stock of the Company as of April 28, 2006.

Robert A. Doak (through his assigns
         New Mexico Energy, LLC of which he is manager)     7,333,333        77%


DIRECTORS AND EXECUTIVE OFFICERS

                                CURRENT OFFICERS (as of May 2, 2006)

Name                                        Age               Position
----                                        ---               --------
Wesley F. Whiting                           74                President
Redginald T. Green                          52                Secretary
----------------

WESLEY F. WHITING, Director, age 74. Mr. Whiting was President, director, and Secretary of Berge Exploration, Inc. (1978-88) and President, Vice President, and director of NELX, Inc. (1994-1998), and was Vice President and director of Intermountain Methane Corporation (1988-91), and President of Westwind Production, Inc. (1997-1998). He was a director of Kimbell deCar Corporation from 1998, until 2000 and he has been President and a director of Dynadapt System, Inc. since 1998. He was a Director of Colorado Gold & Silver, Inc. from 1999 to 2000. He was President and director of Business Exchange Holding Corp. from 2000 to 2002 and Acquisition Lending, Inc. (2000 to 2002). He was director and Vice President of Utilitec, Inc, 1999 to 2002, and has been Vice President and director of Agro Science, Inc. since 2001. He was President and director of Premium Enterprises, Inc. from October 2002 to December 31, 2002. He was appointed Director and Secretary of BSA SatelLINK, Inc. in 2002. He was President and Director of Fayber Group, Inc. (2003-2005). He has also been
Director of Life USA, Inc. since 2003. He is a President and Director in Evergreen Associate, Inc. and Resource Sciences, Inc. since 2003. He was a Director of Mind2Market, Inc. in 2004-2005 and was a Director of Baymark Technologies, Inc. in 2005, resigning in 2006.

REDGINALD T. GREEN, age 52. Mr. Green has been Secretary and Director of Dynadapt System, Inc. since 1998. Mr. Green has been co-owner and operator of Green's B&R Enterprises, a wholesale donut baker since 1983. He has been an active investor in small capital and high tech adventures since 1987. Mr. Green was a director of Colorado Gold & Silver, Inc. in 2000. He was a director for Houston Operating Company in late 2004 until December 2004. He was elected as a director for Mountains West Exploration, Inc. in March 2005. He was a director of Baymark Technologies, Inc. from September 2005 - December, 2006. He acted as a director of Mind2Market, Inc. from 2004-2005.

The following individuals comprise the Directors as of May 2, 2006.

                               Board of Directors

Name                                        Age               Position
----                                        ---               --------
Wesley F. Whiting (1)                       74                Director
Redginald T. Green (1)                      52                Director
----------------------------
(1) See biographical information listed above.

                                Director Nominees

The following persons are expected to accept Board positions or be elected to the Board at the shareholders meeting later in 2006.:

Name                                        Age
---------                                   ---

Thomas Anderson                             40

Stephen W. Weathers                         44

David Surgnier                              57
-----------------

Biographical information for the Director Nominees is as follows:

THOMAS ANDERSON, age 40, presently works as a Senior Environmental Scientist for the Energy and Environmental Engineering Division of Apogen Technologies in Los Alamos, New Mexico. He earned his B.S. in Geology from Denison University and his M.S. in Environmental Science and Engineering from Colorado School of Mines. Mr. Anderson has worked for past 16 years in the environmental consulting field, providing environmental compliance, characterization and remediation services to Department of Energy, Department of Defense, and industrial clients. He formerly worked as a Senior Environmental Scientist at Concurrent Technologies Corp. from November 2000 to December 2004. From March 2000 to November 2000 he was employed as a hydrologist at Stone & Webster Engineering, Inc. From July 1998 to March 2000 he was employed by advanced Integrated Management Services as an Environmental Scientist/Engineer. From 1997 to 1998 he was a graduate research assistant at Colorado School of Mines in the Environmental Science and Engineering Program.

STEPHEN W. WEATHERS, age 44, earned his B. S. in Geology from Boise State University. He has worked as an environmental geologist both in the mining industry and oil and gas industry. His duties included permitting, environmental compliance, environmental remediation/reclamation and natural gas asset acquisitions both in the United States and Canada. Mr. Weathers worked for Maxxim Environmental/Terracon from 1997 through 1999 and presently works in the environmental remediation division for a Duke Energy Field Services which is a natural gas processing company (1999-2002). Mr. Weathers also serves as a director of Sun River Mining, Inc. which is seeking a business acquisition.


DAVID SURGNIER, age 57, Director Nominee, earned his B.S. in Mathematics in 1971 from the University of Oklahoma, his B.S. in Petroleum Engineering in 1972 from the University of Oklahoma, and his M.S. in Petroleum Engineering in 1984 from the University of Texas.

Mr. Surgnier currently serves as President/Engineer for Delta Gas Corporation and Delta Environmental since 1992. From 1986 to 1992 he was the Rocky Mountain Regional Manager for Completion Technology International of Denver, Colorado. Mr. Surgnier was the Manager of Special Projects for Texas Iron Works of Houston, Texas from 1980-1986. Mr. Surgnier was the Drilling and Production Engineer from 1972-1980 for Atlantic Richfield Oil Company located in Houston, Texas and ARCO Alaska.

Mr. Surgnier has 33 years experience as a Petroleum Engineer, Project and Regional Manager, Technical writer and presenter. Developer, Inventor and co-Inventor of Patented and Proprietary equipment and products, for the Petroleum and Environmental Industry. He has operated and managed projects onshore and offshore in North & South America, North Slope of Alaska, Cook Inlet of Alaska and the Middle East.

He has also drilled and completed domestic water supply wells for individuals, the Chickasaw, Choctaw and Seminole Nations, and U.S. Public Health Service. Oilfield water supply wells for Cities Service Co., Framers Energy Corporation, Botcher Gas Company, Cameron Oil Company and Phillips Petroleum Corporation. Municipal Water Supply Wells for the Cities of Stewart, McAlister, Stonewall Ada and Tribbey, Oklahoma.

Environmental Consultant to Environmental Resource Management, Biotreatment, Inc., Aarow Environmental, Inc., Argonne National Laboratory and the University of Chicago.

He has numerous Patents & Inventions and has written many professional Articles involving petroleum engineering.

The term of office for each director is one (1) year, or until his/her successor is elected at the Company's annual meeting and qualified. The term of office for each officer of the Company is at the pleasure of the board of directors.

The board of directors has no nominating, auditing committee or a compensation committee. Therefore, the selection of person or election to the board of directors was neither independently made nor negotiated at arm's length.



                                  COMPENSATION

Executive and Directors Compensation

                   Summary of Scheduled Executive Compensation

                                    Annual Compensation
------------------------------------- --------- ------------ ------------ ------------------- ------------- --------------
Name & Principal Position             Fiscal    Salary ($)   Bonus ($)    Other       Annual  Restricted    Securities
                                      Year                                Compensation ($)    Stock         Underlying
                                      2006                                                    Award(s) ($)  Options/
                                                                                                            SARS (#)
------------------------------------- --------- ------------ ------------ ------------------- ------------- --------------

------------------------------------- --------- ------------ ------------ ------------------- ------------- --------------
Wesley F. Whiting, President                    $0           $0           $0                  $0            0
------------------------------------- --------- ------------ ------------ ------------------- ------------- --------------
Redginald T. Green, Secretary                   $0           $0           $0                  $0            0
------------------------------------- --------- ------------ ------------ ------------------- ------------- --------------

No compensation has been paid to any officer or director in the past three years.

EMPLOYEES STOCK COMPENSATION PLAN:

     The Company has no a stock compensation plan for employees which provide schedules of earnout and vesting based upon longevity of service.

         (b) Compensation of Certain Significant Employees.  None.

         (c) Family Relationships. None.

Conflicts of Interest
All of the Company's Officers and Directors have been in the past and may continue to be active in the natural resource business with other companies and on their own behalf. All Officers and Directors have retained the right to conduct their own independent business interests. These activities could give rise to potential conflicts with the interests of the Company. Pursuant to a resolution of the Board of Directors of the Company, the Officers have agreed that if a business opportunity in the natural resources industry comes to the attention of its Officers, such opportunity will be made available to the Company and the Company shall have a right of first refusal with regard to such opportunity. Another resolution of the Board of Directors sets forth that if a business opportunity comes to the attention of a Director and such opportunity is located within an area of interest and defined by resolution of the Board of Directors or if an opportunity is presented to a Director in his capacity as such, it must be disclosed to the Company and made available to it. As of the date of this Memorandum, the only areas of interest defined by the Company's Board of Directors relate to the immediate vicinity surrounding the Company's existing prospects. Any future designated areas of interest will be determined by the Company's Board of Directors after appropriate discussion and deliberation. If an Officer or Director owes a fiduciary duty to another entity similar to the duty owed to the Company, it is possible that the conflict may be impossible to resolve in a manner that is equitable to both entities.

A majority of disinterested Directors may reject a corporate opportunity for various reasons, including geologic, geographic and economic considerations, among others. If the Company rejects such opportunity, of it is rejects an area of interest and later an opportunity is presented to a Director or Officer within such area of interests, then any Director or Officer may avail himself or themselves of such opportunity. In addition, if a prospect or other opportunity is presented to the Company, and one or more of the Company's Officers or Directors has an outside interest in the opportunity, the opportunity will be reviewed at a meeting of the Board of Directors and the interested Director(s) will not vote on issues relating to such opportunity.

To the best ability and in the best judgment of the Officers and Directors of the Company, any conflicts of interests between the Company and the personal interests of the Officers and Directors of the Company will be resolved in a fair manner which will protect the interests of the Company.

The Company has no current plans to acquire any interest in any oil and gas properties in which any of the Company's officers or directors have any direct or indirect interest by security holdings, contracts, options or otherwise. However, such acquisitions may occur in the future if the directors of the Company determine that any such acquisition is in the best interest of the Company. Further, the Company may, and it reserves the right to, enter into or form joint ventures, partnerships, or other types of associations customary in the oil and gas industry with one or more of its directors or their affiliates, for the acquisition, exploration or development of a specific oil and gas interest if the Board of Directors of the Company deems such arrangement to be proper and in the best interests of the Company. If such arrangements are entered into, they could constitute a benefit to the interested director or affiliate and such benefits could be substantial. The Company has no current plans to engage in drilling activities on properties near properties in which any of the Company's officers or directors have any direct or indirect interest. However, such drilling may occur in the future and the Company does not have a policy which would prohibit such activity.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company issued 7,333,333 shares to New Mexico Energy LLC, (beneficially Robert A. Doak, Jr.) and 1,700,000 shares to other shareholders of Sun River Energy, Inc. in exchange for 100% of the issued and outstanding shares of Sun River Energy, Inc. Mr. Doak is considered a related party in this transaction.

LEGAL PROCEEDINGS

 The Company is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

     No director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to any litigation.

 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

        No matters were submitted by the Company to a vote of the Company's shareholders through the solicitation of proxies or otherwise, during the fourth quarter of the fiscal year covered by this report.

Item 2.02 Results of Operations and Financial Condition

The Company intends to commence a Private Placement of units @ $.50 per unit consisting of 2 common shares and one warrant exerciseable @ $.75 per share, to attempt to raise $750,000 in capital.

     The Company has acquired 100% of Sun River Energy, Inc. which hold mineral interests and leases upon which it intends to conduct exploration activities.

The Company plan of operations is as follows:

Milestones
April 2006-                Initiation of Private Offering Memorandum
2nd Quarter 2006 -         Acquisition of mineral prospects and commence
                           exploration
                           Register SB-2
3rd Quarter 2006 -         Continuation of exploration operations
4th Quarter 2006 -         Complete SB-2/achieve additional funding
                           Continuation of exploration

The Company Budget for operations in next year is as follows:

                                                       Maximum Offering
                                                 -------------------------------

Acquisitions                                                            $500,000
Exploration Expenses                                                  $3,000,000
Debt Payments                                                           $984,000
General and Administrative                                              $250,000
Working Capital                                                       $1,000,000
                                                 -------------------------------

Total                                                                 $5,734,000

The Company reserves the right to change any or all of the budget categories in the execution of its business attempts without purchaser approval. None of the line items is to be considered fixed or unchangeable in the budget.

The Company will need substantial additional capital to support its budget. The Company has no revenues. The Company has no committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, the Company may not be able to carry out its business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. The Company may, in any particular case, decide to participate or decline participation. If participating, the Company will pay its proportionate share of costs to maintain its proportionate interest through Company cash flow or debt or equity financing. If participation is declined, the Company may elect to farm out, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

Limited Financing.
-----------------
Assuming that all Units hereby offered are sold, of which there is no assurance, the monies raised by the offering may not be sufficient for the continued proposed operations of the Company. There is no assurance that additional monies or financing will be available in the future or, if available, will be at terms favorable to the Company. In the event that at least the minimum amount of the Units are sold to permit the Company to receive the funds from the escrow account, but less than all of the Units offered hereby are sold, the Company will have substantially less funds available to engage in its proposed business, and will limit its business to lease acquisitions and joint venture syndication for drilling. (See "Company Business Summary")

The Company may borrow money to finance its future operations, although it does not currently contemplate doing so. Any such borrowing will increase the risk of loss to the investor in the event the Company is unsuccessful in repaying such loans.

The Company may issue additional Units or Shares to finance its future operations, although it does not currently contemplate doing so. Any such issuance will reduce the control of previous investors (see "Risk Factor - Control") and may result in substantial additional dilution to investors purchasing Units from this offering.

The Company may attempt to conserve its available funds by acquiring properties through options or long-term purchase contracts. If the Company is financially unable to exercise options or make contract payments when due, the Company could be forced to forfeit all of its interest in such properties.

LIQUIDITY

The Company had minimal cash or other liquid assets at date hereof, and will be reliant upon shareholder loans or private placements of equity to fund any kind of operations. There are no secured sources of loans or private placements at this time.

Short Term.
----------

On a short-term basis, the Company does not generate revenue sufficient to cover operations. Based on prior experience, the Company believes it will continue to have insufficient revenue to satisfy current and recurring liabilities as it seeks to explore its prospects. For short term needs the Company will be dependent on receipt, if any, of private placement proceeds, and any loans it can arrange.

RESULTS OF OPERATIONS FOR THE QUARTER ENDED JANUARY 31, 2006 COMPARED TO SAME QUARTER IN 2005.

The Company had no revenues during the quarter ended January 31, 2006 or 2005. The Company incurred no expenses in the quarter in 2006 or in 2005. The net loss for the quarter was none in 2006 and in 2005. The loss per share was none in the quarter in 2006 and in 2005.

RESULTS OF OPERATION FOR THE NINE MONTH PERIOD ENDED JANUARY 31, 2006 COMPARED TO SAME PERIOD ENDED JANUARY 31, 2005.

The Company had no revenues during the nine month period ended January 31, 2006 nor in the same period ended January 31, 2005. The Company had no expenses in the nine month period ended January 31, 2006 or in the same period in 2005. The net loss for the period ended January 31, 2006 was none and none in the same period ending January 31, 2005. The net loss per share in the period was none in 2006 and 2005. The trend of operating losses will continue until a profitable business operation can be achieved for which there is no assurance.

Long Term.
---------
The Company has no cash commitments to fund its long-term prospects and has no plan in place to resolve this issue. Failure to obtain long-term capital could result in failure of the Company.

CAPITAL RESOURCES

The only capital resources of the Company are its common stock.

As of the date of the Private Placement, the Company has no material commitments for capital expenditures within the next year, however if operations are commenced, substantial capital will be needed to pay for evaluation, acquisition, stimulation and working capital.

Cash Flows:
----------
The Company has achieved no cash flows to date.

Need for Additional Financing.
The Company does not have capital sufficient to meet the Company's cash needs. The Company will have to seek loans or equity placements to cover such cash needs. Once exploration commences, the Company's needs for additional financing is likely to increase substantially.

No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to the Company to allow it to cover its expenses as they may be incurred.

Irrespective of whether the Company's cash assets prove to be inadequate to meet the Company's operational needs, the Company may compensate providers of services by issuances of stock in lieu of cash.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

       As part of the Plan and Agreement of Reorganization, the Company consolidated a total of $1,164,000 in debt carried on the books of its acquired subsidiary Sun River Energy, Inc. onto its financial statements. All of the debt is short term, and is unsecured.

The debt schedule is as follows:

Principal       Interest Rate           Payments due
---------       -------------           ------------
$ 64,000            6%                   In full September 30, 2006
 150,000            6%                   2 equal installments 9/30/06 - 1/15/07
 600,000            6%                   2 equal installments 5/30/06 - 1/15/07
 150,000            None                 On demand
 200,000            None                 On demand


Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

        None

Item 2.05 Costs Associated with Exit or Disposal Activities

        None

Item 2.06 Material Impairments

        None

Section 3 - Securities Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

        None

Item 3.02 Unregistered Sales of Equity Securities

     The Company issued a total of 8,633,333 restricted common shares to the shareholders of Sun River Energy, Inc. in exchange for 100% of the issued and outstanding shares of Sun River Energy, Inc. pursuant to the exemptions from registration under Sections 4(2) and 4(6) of the Securities Act of 1933, pursuant to the Plan and Agreement of Reorganization with Sun River Energy, Inc.

In addition the Company issued 400,000 shares of restricted common stock to one person in partial consideration for the acquisition of 4 sections of oil and gas prospect leases in Johnson and Natrona Counties, Wyoming. The transaction was exempt from Registration under Sections 4(2) and 4(6) of the Securities Act of 1933.

Item 3.03 Material Modification to Rights of Security Holders

        None

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant

        None
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

        None.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

       The Company experienced a change of control in its acquisition of Sun River Energy, Inc. Sun River's principal shareholder, Robert A. Doak, Jr. through his holding company, New Mexico Energy, LLC received 7,333,333 common shares constituting 90% of the total outstanding shares of the Company immediately after the share exchange transaction with the shareholders of Sun River Energy, Inc.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        None

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

        None

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans

        None

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provi-sion of the Code of Ethics.

Item 5.06 Change in Shell
(see also 2.01 Company Status)

The Company entered into a Plan and Agreement of Reorganization on April 21, 2006, with shareholders of Sun River Energy, Inc. and Sun River Energy, Inc. Under the terms of the Agreement, shareholders of Sun River Energy Inc. received a total of 8,633,333 shares of common stock of the Company in exchange for 8,633,333 shares of Sun River, constituting 100% of the issued and outstanding common stock of Sun River. The Agreement required delivery of audited F/S of the Sun River at time of closing. The closing occurred on April 28, 2006, and the company issued 8,633,333 shares of restricted common stock. Certain short term debts of Sun River totalling $1,164,000 were accepted as part of the acquisition and will be consolidated into the financial statements.


Section 6 - [Reserved]


Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

        None

Section 8 - Other Events

Item 8.01 Other Events

     The Company has adopted a new Business Plan in the Energy sector, through its acquisition of Sun River Energy, Inc. (See Item 2.01 and Item 2.03)

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Financial Statements

1) Audited Financial Statements for Sun River Energy, Inc.
2) Consolidated Pro Forma Balance Sheet (Post Transaction with Sun River Energy)

Exhibits

* 3.3   Articles of Incorporation - Sun River Energy, Inc.
* 3.4   Bylaws of Sun River Energy, Inc.
* 10.3  Promissory Note to Robert A. Doak
* 10.4  Promissory Note to Nova Leasing, LLC
* 10.5  Promissory Note to Sharon Fowler
* 10.6  Assignment of Lease - (Nova - Wyoming)
* 10.7  Assignment of Lease - (Fowler - Wyoming)
* 10.8  Assignment of Lease - (Colfax County N.M)
* 10.9  Deed to Mineral Interests - Colfax County N.M.
* 10.10 Asset Purchase Agreement - Sun River Energy, Inc. and Robert A.
        Doak, Jr.
* 10.11 Plan and Merger of Reorganization (Previously filed)

* - Previously filed
                                       37

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 29, 2007                             SUN RIVER ENERGY, INC.



                                                  By: /s/ Wesley F. Whiting
                                                  ---------------------------
                                                  Wesley F. Whiting, President

JASPERS + HALL, PC
CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------
9175 E. Kenyon Avenue, Suite 100
Denver, CO 80237
303-796-0099



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors
Sun River Energy, Inc.


We have audited the accompanying consolidated balance sheet of Sun River Energy, Inc. (a development stage company) as of December 31, 2005 and 2004 and the related consolidated statement of operations, stockholders' equity, and cash flows for the years then ended and for the period from inception (October 22,
2002) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Health Partnership Inc. as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended and for the period from inception through December 31, 2005, in conformity with generally accepted accounting principles of the United States.




March 27, 2006
/s/ Jaspers + Hall, PC


                             SUN RIVER ENERGY, INC.
                         (A Development Stage Company)
                                 Balance Sheets

                                                                                                     December 31,
                                                                                           2005                       2004
                                                                                           ----                       ----

ASSETS                                                                                      $ -                        $ -
                                                                                            -----                      -----
Total Assets                                                                                $ -                        $ -
                                                                                            =====                      =====

LIABILITIES & STOCKHOLDERS' EQUITY:

LIABILITIES                                                                                 $ -                        $ -
                                                                                            -----                      -----
STOCKHOLDER'S EQUITY:
    Common stock, $.001 par value, 100,000,000 shares authorized,                           $ 1                        $ 1
          1,000 shares issued and outstanding as of December 31, 2005 and 2004.
Additional Paid-In Capital                                                                   49                         49
Deficit accumulated during exploratory stage                                                (50)                       (50)
                                                                                            -----                      -----
Total Stockholders' Equity                                                                    -                          -

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                                    $ -                        $ -
                                                                                            =====                      =====

The accompanying notes are an integral part of these financial statements.


                             SUN RIVER ENERGY, INC.
                         (A Development Stage Company)
                            Statements of Operations


                                                                                                     October 22, 2002
                                                                                                     (Inception) to
                                                                                                     December 31,
                                                              2005                2004                  2005
                                                           ------------       -------------          ------------
REVENUES
                                                                   $ -                 $ -                   $ -
                                                           ------------       -------------          ------------
EXPENSES
   Legal Fees
                                                                     -                   -                    50
                                                           ------------       -------------          ------------

Net income (loss)
                                                                   $ -                 $ -                 $ (50)
                                                           ============       =============          ============
Per Share Information

Weighted average number of common shares outstanding
                                                                 1,000               1,000
                                                           ------------       -------------
Net Gain (Loss) per share common stock
                                                                    -                 -
                                                           ------------       -------------

The accompanying notes are an integral part of these financial statements.


                             SUN RIVER ENERGY, INC
                         (A Development Stage Company)
                            Statements of Cash Flows

                                                                                                        October 22, 2002
                                                                                                        (Inception) to
                                                                                December 31,            December 31,
                                                                            2005            2004           2005
                                                                            ----            ----           ----

CASH FLOWS FROM OPERATING ACTIVITIES:

    Net Income (Loss)                                                           $ -             $ -          $ (50)

Net cash used by operating activities                                             -               -            (50)

CASH FLOWS FROM INVESTING ACTIVITIES:
                                                                                  -               -              -
                                                                                -----           -----          -----
CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of common stock                                                       -               -             50
                                                                                -----           -----          -----
Net increase in cash and cash equivalents                                         -               -              -

Cash and cash equivalents at beginning of period                                  -               -              -

Cash and cash equivalents at end of period                                      $ -             $ -            $ -
                                                                                =====           =====          =====
Supplemental disclosure of cash flow information:
Cash paid for interest                                                          $ -             $ -            $ -
                                                                                =====           =====          =====
Cash paid for taxes                                                             $ -             $ -            $ -
                                                                                =====           =====          =====

The accompanying notes are an integral part of these financial statements.



SUN RIVER ENERGY, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)
As of December 31, 2005
                                                                                                   Deficit
                                                                                                 Accumulated
                                                                                    Additional   During the
                                                                COMMON STOCK         Paid-In     Exploratory
                                                            Shares       Amount      Capital        Stage        Total
                                                            ------       ------      -------        -----        -----

Balance - October 22, 2002                                     $    -          $ -                       $ -           $ -

Common stock issued $.0001 per share on December 27,2002        1,000            1           49                         50
Net Loss for Period                                                 -            -                                     (50)
                                                                -----          -----       -----        -----          -----
Balance - December 31, 2002                                     1,000            1           49           (50)
                                                                -----          -----       -----        -----          -----
Net Loss for Year                                                   -            -            -                          -
                                                                -----          -----       -----        -----          -----
Balance - December 31, 2003                                     1,000            1           49           (50)           -
                                                                -----          -----       -----        -----          -----
Net Loss for Year                                                   -            -            -                          -
                                                                -----          -----       -----        -----          -----
Balance - December 31, 2004                                     1,000            1           49           (50)           -
                                                                -----          -----       -----        -----          -----
Net Loss for Year                                                   -            -            -                          -
                                                                -----          -----       -----        -----          -----
Balance - December 31, 2005                                     1,000          $ 1         $ 49         $ (50)         $ -
                                                                =====          =====       =====        =====          =====

The accompanying notes are an integral part of these financial statements.

                              DYNADAPT SYSTEM, INC.
                          (A Development Stage Company)
                    Unaudited Pro-Forma Financial Statements
                   For the Twelve Months Ended April 28, 2006

                    Consolidated with Sun River Energy, Inc.


                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 APRIL 30, 2006



                                                                           Pro Forma        Pro Forma
                                         DYNADAPT        SUN RIVER       Adjustments         Combined

                  ASSETS

Cash and cash equivalents           $           -       $      999            $    -        $    999
Leases (Note 3)                                 -          284,000                 -         284,000
Fee Minerals (Note 4)                           -          100,000                 -         100,000
                                   ------------------------------------------------------------------
       Total Assets                             -          384,999                 -         384,999


LIABILITIES & STOCKHOLDERS' EQUITY

Accounts Payable                           16,325        1,164,000                 -       1,180,325
Notes Payable - Stockholder                 4,550                -                 -           4,550
                                   ------------------------------------------------------------------

       Total Liabilities                   20,875        1,164,000                 -       1,184,875


Capital stock                                  48            8,633                (1)          8,681
Paid in capital                            23,506         (491,300)                 1       (467,793)
Retained earnings (deficit)               (44,429)             (50)                -         (44,479)
                                  -------------------------------------------------------------------

       Total Stockholders' Equity         (20,875)        (482,717)                -        (503,591)


       Total liabilities & stockholders'
       Equity (deficit)                         -          681,283                -          681,284







              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                           (Year Ended April 30, 2006)



                                                                           Pro Forma
                                         DYNADAPT        SUN RIVER          Combined
                                         --------        ---------       -----------

           ASSETS

Net Revenue                                     -                -                 -
                            ---------------------------------------------------------------

       Gross Profit                             -                -                 -
                            ---------------------------------------------------------------

Expenses
Consulting                                      0          150,000           150,000
Accounting/Legal Fees                           0          200,050           200,050
Office Expense                                  0                -                 -
Bank Charges                                    0                -                 -
                            ---------------------------------------------------------------

        Operating Expense                       0          350,050           350,050
                            ---------------------------------------------------------------

Other Income/Expense
Interest expense                                0                -                 -
Interest income                                 0                -                 -
                            ---------------------------------------------------------------

       Total Other Income/Expense               0                -                 -
                            ---------------------------------------------------------------
Net Income/(loss)                               0         (350,050)          (350,050)
                            ---------------------------------------------------------------

Per Share Data

Net Loss per Share                                                          $   (0.63)
Weighted average shares outstanding                                           556,500


                              DYNADAPT SYSTEM, INC.
                          (A Development Stage Company)
                     Note to Pro-Forma Financial Statements
                                 April 28, 2006
                                   (Unaudited)



Note 1 - Unaudited Pro-Forma Results:

The following unaudited pro-forma financial information presents the combined results of operations of the Company and Sun river Energy, Inc. as if the consolidation took place April 28, 2006.


Note 2 - Going Concern:

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company is in the development stage and has not earned any revenue from operations. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital or develop cash flow and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management is seeking new capital to capitalize the Company.


Note 3 - Unrelated Party Transactions

Cost            Acres/leases
$180,000        2,560        $150,000 note 300,000 shares of stock $15,000 value
+
$104,000        640        $64,000 note  400,000 shares of stock  $20,000  value


Note 4 - Related Party Transaction Fee Minerals & Leases


The mineral rights are valued at $100,000, which is the predecessor basis in the mineral rights. In order to acquire the mineral rights, the Company has issued 7,333,333 shares of common stock valued at $733,333 and a note payable of $600,000. The value in excess of the $100,000 has been accounted for in additional paid in capital.